Exhibit 99.1

PRIVATE AND CONFIDENTIAL

Consulting Letter Agreement

January 2, 2012

John Shackleton

2 Brighton Place

Burr Ridge, IL 60527

U.S.A.

Dear Mr. Shackleton,

This Letter Agreement (the “Agreement”), in two copies, sets forth the terms and conditions of an agreement between Open Text Corporation (hereinafter referred to as “Open Text”) and John Shackleton (hereinafter referred to as the “Consultant”) as follows:

1.	Open Text hereby engages the Consultant as an independent contractor to provide advisory services.

2.	The Consultant agrees to perform the advisory services set out in the attached Statement of Work, and any other tasks reasonably requested by Open Text, and to carry out such performance in a professional, competent and timely manner, and in accordance with the highest standards of the industry. In this regard, the Consultant shall comply with Open Text’s policy and procedures relating to business conduct as may be amended from time to time, and shall not make any public statement on the business affairs, policy or the like of Open Text, without the prior written consent of Open Text.

3.	The Consultant understands and agrees that during the term of the Agreement, it will not act for or represent any other client or company, which competes directly or indirectly with Open Text, or which will interfere with Consultant’s ability to perform the tasks assigned by Open Text, without the prior written consent of Open Text.

4.	The Consultant agrees not to use or disclose any information of a confidential or proprietary nature in which third parties have rights to Open Text, which may result in a claim by such third party against Open Text. The Consultant agrees to indemnify and hold harmless Open Text from and against any liability relating to such third party claims.

5.	The Consultant shall not divulge or use confidential information it has or receives related to Open Text for its own benefit or for the benefit of any other person or company, without the prior written consent of Open Text. This obligation shall survive termination of this Agreement.

6.	The Consultant is an independent contractor and not an agent of Open Text and shall not make any agreement, commitment or undertaking on behalf of Open Text. The Consultant will have no power or authority to bind or make liable Open Text in any way whatsoever except as specifically authorized by Open Text from time to time, and the Consultant shall not make any representation as to having such power or authority.

7.	Open Text shall not be under any obligations to the Consultant except for payment in accordance with the provisions of this Agreement. The Consultant hereby releases Open Text from any liability however it arises in connection with the engagement pursuant to this Agreement, including but not limited to, with respect to personal injuries including death and damage to property sustained in the performance of or in connection with the services provided herein.

PRIVATE AND CONFIDENTIAL

8.	The term of this agreement shall commence on January 2, 2012 and shall continue until June 30, 2012. Either party may terminate this agreement immediately without liability in the event of material breach of this agreement by the other party that remains uncured for 7 days following notice to the other party of the breach.

9.	The Agreement relates solely to advisory services provided directly by the Consultant and shall not enure to the benefit of the Consultant’s heirs, successors and assignees, except for the payment of advisory services already rendered. The Consultant may not assign this Agreement without the prior written consent of Open Text. No such consent or assignment shall relieve the Consultant from any of the obligations under this Agreement, and the Consultant shall remain bound and obligated as if no such assignment had been made or approved.

10.	In consideration of the services to be provided hereunder. Open Text shall pay the consultant the sums described in the attached Statement of Work and continued healthcare benefits for the term of this Agreement, such healthcare benefits to be extended upon agreement of the parties for a further six months until December 31, 2012.

11.	In connection with the variable compensation under the terms of your employment agreement. Open Text confirms that should any variable compensation payments be approved by the Board of Directors and paid to eligible employees in connection with the 2012 fiscal year, you shall be entitled to a pro rata payment of 50 percent.

12.	In connection with the stock options granted to you pursuant to the 2004 Stock Option Plan, Open Text further agrees as follows:

(a)	the unvested portion of your options granted on August 21, 2008 (being 25,000 options) shall vest on June 30, 2012, being the expiry date of this Agreement; and

(b)	all unexercised options held by you shall continue to be outstanding until December 31, 2012, and all such options which have not been exercised prior to or on December 31, 2012, shall in all respects immediately cease and terminate on December 31, 2012, and be of no further force or effect whatsoever.

13.	In connection with the Long-Term Incentive Plans (“LTIP”) of Open Text, and for greater certainty, should any payments be approved by the Board of Directors and paid to Eligible Participants in accordance with the terms of the applicable LTIP, you shall be considered to have been Employed for 36 months under LTIP 3 and 24 months under LTIP 4 (as such terms are defined under the applicable LTIP).

14.	In addition, you will have continued access to administrative support for up to 18 months, or through June 30, 2013 as needed.

15.	Expenses of the Consultant must be reasonable and documented consistent with the Statement of Work and in accordance with Open Text Corporation policy on travel and living expenses, and must be approved by Open Text in writing before incurred. Accounts submitted shall be paid within thirty (30) business days of receipt by Open Text. All payments to the Consultant shall be made to the address noted below.

All notices to be given to Open Text hereunder are addressed as follows:

Open Text Corporation

275 Frank Tompa Drive

Waterloo, Ontario, Canada, N2L 0A1

Attention: Purchasing Director

PRIVATE AND CONFIDENTIAL

All notices to be given to the consultant hereunder are to be addressed as follows:

John Shackleton

2 Brighton Place

Burr Ridge, IL 60527

U.S.A.

All notices given as provided in this paragraph shall be effective when actually received by the party to whom they were addressed.

16.	This Agreement supersedes any and all prior agreements, arrangements or understandings between the parties and it may not be altered or varied except by written instrument duly executed by the parties.

17.	The Consultant acknowledges that it is solely responsible for any payments to be made to Internal Revenue Service or any other governmental body relating to the amount paid to it by Open Text hereunder and hereby agrees to indemnify and hold harmless Open Text from and against any liability relating thereto.

18.	In no event shall Open Text's aggregate liability in connection with this Agreement exceed an amount equal to the fees paid by Open Text to the Consultant under this Agreement. In no event shall Open Text be liable for special, indirect, consequential or punitive damages in associated with this Agreement.

19.	This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario.

If you are in agreement with the above, please sign below and return the original to the undersigned.

Yours sincerely,

Open Text Corporation
Per:	Date: 1-2-2012

Acknowledged and Agreed:

John Shackleton

Date: 12.19.11

PRIVATE AND CONFIDENTIAL

STATEMENT OF WORK

For the Consulting Letter Agreement

Between Open Text Corporation and John Shackleton

Dated January 2, 2012 (“Effective Date”)

Description of Work

The consultant will be available for telephonic consultation on questions relating to the previous and current operations of Open Text Corporation and its subsidiaries and affiliates (“Open Text”), as requested by the President and CEO of Open Text or the Executive Chairman of the Board of Directors.

Term

The term of this Statement of Work shall begin on the Effective Date and terminate on June 30, 2012.

Objectives

Answer questions relating to the operations of the Open Text, including but not limited to the global product portfolio, research and development, mergers and acquisitions, sales results, forecasts and strategy and customer relationships.

Remuneration

Consultant will be paid a total monthly retainer of USD $116,666, to be invoiced monthly and payable within 30 days of submission of an approved invoice. For the retainer, Consultant will provide Open Text with up to 160 hours consultation per month, as may be requested by Open Text. Fees for telephonic consultation in excess of 1 hour per month shall be agreed upon by the parties in advance of Consultant providing such excess consultation.

All out-of-pocket expenses must be pre-approved, in accordance with Open Text company policy.

Agreed:	Agreed:

OPEN TEXT CORPORATION	CONSULTANT

John Shackleton
Name:	John Shackleton